UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 19, 2018
(January 17, 2018)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, Public Service Company of New Mexico (“PNM”), a wholly-owned subsidiary of PNM Resources, Inc. (the “Company”), made a filing with the New Mexico Public Regulation Commission (the “Commission”) in December 2016 requesting a general rate increase in its non-fuel retail electric rates. On May 23, 2017, PNM and thirteen intervenors to the case filed a revised comprehensive settlement stipulation (the “Settlement Stipulation”) requesting a non-fuel revenue increase totaling $62.3 million, to be implemented over a two-year period beginning January 1, 2018.

On January 17, 2018, the Commission issued an order accepting the Settlement Stipulation with certain modifications. On January 19, 2018, all of the signatories to the Settlement Stipulation filed pleadings accepting modifications, as required by the order. The most significant elements of the settlement, including modifications, are:

•	An increase in PNM’s non-fuel retail electric rates of $57.9 million, before the impacts of federal tax reform, reflecting the proposed $62.3 million increase reduced by $4.4 million;

•	An ROE of 9.575%;

•
Implementation of rates, adjusted for changes to the federal corporate income tax rate and a true-up to the cost of debt, in two phases with 50% of the increase applied to services rendered after February 1, 2018 and the remaining 50% applied to services rendered after January 1, 2019;

•	Permitting PNM’s recovery of approximately $148 million of investments in the Four Corners Power Plant at PNM’s embedded cost of debt, but disallowing recovery of an equity return on such investments;

•	A temporary disallowance of approximately $36 million of PNM’s planned investments in the San Juan Generating Station, but permitting PNM to seek recovery of actual investments in future rate cases;

•	Accelerated amortization of excess deferred state income taxes resulting from previous reductions in the New Mexico state corporate income tax from 20 years to 3 years; and

•	Rate design as proposed in the Settlement Stipulation.

After implementation of changes to the federal corporate income tax rate and cost of debt, the order results in a net increase to PNM’s non-fuel revenue requirement of $10.3 million. The disallowed recovery of an equity return on certain investments at Four Corners Power Plant results in an after-tax write off of approximately $17 million.

The full text of the order can be found at http://www.pnmresources.com/investors/rates-and-filings.aspx. The contents of the website are not otherwise incorporated into this Form 8-K.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources, Inc.’s (“PNMR”) or Public Service Company of New Mexico’s (“PNM”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR and PNM assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR and PNM caution readers not to place undue reliance on these statements. PNMR’s and PNM’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: January 19, 2018	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)